Exhibit 23(b)

Consent of Independent Registered Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of American Dental Partners, Inc., which is incorporated by reference in American Dental Partners, Inc’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 17, 2004